                                                                       333-12626


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------


                           POST-EFFECTIVE AMENDMENT TO

                                    FORM F-6
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
    For American Depositary Shares Evidenced by American Depositary Receipts

                                   ----------

                           P & O PRINCESS CRUISES PLC


   (Exact name of issuer of deposited securities as specified in its charter)


                                       n/a
                   (Translation of issuer's name into English)

                                   ----------

                                England and Wales
            (Jurisdiction of Incorporation or organization of Issuer)

                                   ----------


                               JPMORGAN CHASE BANK
             (Exact name of depositary as specified in its charter)
                1 Chase Manhattan Plaza, New York, New York 10081
                            Tel. No.: (212) 552-4944


       (Address, including zip code, and telephone number of depositary's principal offices)

                                   ----------

                              CT Corporation System
                          111 Eighth Avenue, 13th Floor
                            New York, New York 10011
                                  (212)894-8600
    (Address, including zip code, and telephone number of agent for service)

                                   ----------

                                 With copies to:


                             Scott A. Ziegler, Esq.
                        Ziegler, Ziegler & Associates LLP
                        570 Lexington Avenue, 44th Floor
                            New York, New York 10022

     It is proposed that this filing become effective under Rule 466

         [_] immediately upon filing [X] on April 21, 2003 at 8:30 a.m.

If a separate registration statement has been filed to register the deposited shares, check the following box. [_]


                         CALCULATION OF REGISTRATION FEE


====================================================================================
                                                    Proposed    Proposed
                                                    Maximum     Maximum
                                        Amount      Offering   Aggregate   Amount of
Title of Each Class of                   to be     Price Per   Offering    Registra-
Securities to be Registered           Registered     Unit        Price      tion Fee
------------------------------------------------------------------------------------
American Depositary Shares
evidenced by American Depositary
Receipts, each American
Depositary Share representing
one ordinary share  of Carnival plc       N/A         N/A         N/A         N/A
====================================================================================

     This Post-Effective Amendment to Registration Statement on Form F-6 may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.

     The Prospectus consists of the form of American Depositary Receipt ("ADR") included as Exhibit A to the form of Deposit Agreement filed as Exhibit (a) to this Post-Effective Amendment to Registration Statement on Form F-6, which is incorporated herein by reference.

                                     PART I

                       INFORMATION REQUIRED IN PROSPECTUS

Item 1. DESCRIPTION OF SECURITIES TO BE REGISTERED

                              CROSS REFERENCE SHEET

                                                  Location in Form of
           Item Number                             ADR Filed Herewith
           and Caption                               as Prospectus
           -----------                            ------------------
1. Name of depositary and                   Face, introductory paragraph
   address of its principal                 and final sentence on face.
   executive office

2. Title of ADR and identity                Face, top center and
   of deposited securities                  introductory paragraph

   Terms of Deposit

     (i)  The amount of deposited           Face, upper right corner
          securities represented by         and introductory
          one unit of ADRs                  paragraph

    (ii)  The procedure for voting,         Reverse, paragraph (3)
          if any, the deposited
          securities

   (iii)  The collection and                Face, paragraphs (4), (5) and
          distribution of dividends         (8); Reverse, paragraph (1)

    (iv)  The transmission of               Face, paragraph (11);
          notices, reports and              Reverse, paragraphs (3) and (5)
          proxy soliciting material

     (v)  The sale or exercise of           Face, paragraphs (4) and (7);
          rights                            Reverse, paragraph (1)

    (vi)  The deposit or sale of            Face, paragraphs (3) and (7);
          securities resulting from         Reverse, paragraphs (1) and
          dividends, splits or plans        and (4)
          of reorganization

   (vii)  Amendment, extension or           Reverse, paragraphs (9)
          termination of the deposit        and (10) (no provision
          agreement                         for extension)

                                                  Location in Form of
           Item Number                             ADR Filed Herewith
           and Caption                               as Prospectus
           -----------                            ------------------
   (viii) Rights of holders of ADRs               Reverse, paragraph (5)
          to inspect the transfer books
          of the Depositary and the
          lists of holders of ADRs

     (ix) Restrictions upon the right       Face, paragraphs (1), (2),
          to deposit or withdraw the        (4) and (5)
          underlying securities

      (x) Limitation upon the liability     Reverse, paragraph (7)
          of the Depositary and/or the
          Company

3. Description of all fees and              Face, paragraph (8)
   charges which may be imposed
   directly or indirectly against
   the holders of ADRs

Item 2. AVAILABLE INFORMATION

                                                  Location in Form of
            Item Number                            ADR Filed Herewith
            and Caption                              as Prospectus
            -----------                           ------------------
   2(b) Statement that the foreign                Face, paragraph (11)
   issuer is subject to the
   periodic reporting requirements
   of the Securities Exchange Act
   of 1934 and, accordingly, files
   certain reports with the
   Securities and Exchange
   Commission

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3. EXHIBITS


     (a) Form of Amended and Restated Deposit Agreement dated as of April , 2003 among Carnival PLC, JPMorgan Chase Bank, as depositary (the "Depositary"), and all holders from time to time of ADRs issued thereunder (the "Deposit Agreement").


     (b) Any other agreement, to which the Depositary is a party, relating to the issuance of the Depositary Shares registered hereby or custody of the deposited securities represented thereby. - None.

     (c) Any material contract relating to the deposited securities between the Depositary and the issuer of the deposited securities in effect at any time within the last three years. - None.


     (d) Opinion of counsel to the Depositary, as to the legality of the securities to be registered. *

     (e) Certification under Rule 466.

     (f) Powers of Attorney - None.


----------


*Previously filed


Item 4. UNDERTAKINGS

     (a) The Depositary hereby undertakes to make available at the principal office of the Depositary in the United States, for inspection by holders of the ADRs, any reports and communications received from the issuer of the deposited securities which are both (1) received by the Depositary as the holder of the deposited securities; and (2) made generally available to the holders of the underlying securities by the issuer.

     (b) If the amounts of fees charged are not disclosed in the prospectus, the Depositary undertakes to prepare a separate document stating the amount of any fee charged and describing the service for which it is charged and to deliver promptly a copy of such fee schedule without charge to anyone upon request. The Depositary undertakes to notify each registered holder of an ADR thirty days before any change in the fee schedule.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Act of 1933, as amended, JPMorgan Chase Bank, on behalf of the legal entity created by the Deposit Agreement, certifies that it has reasonable grounds to believe that all of the requirements for filing on Form F-6 are met and has duly caused this Post-Effective Amendment to Registration Statement on Form F-6 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 14, 2003.


                                  Legal entity created by the form of Deposit
                                  Agreement for the issuance of ADRs evidencing American Depositary Shares


                                  By: JPMORGAN CHASE BANK, in its capacity as
                                                 Depositary


                                  By: /s/ Jordana Chutter
                                     ------------------------------------
                                    Name: Jordana Chutter
                                    Title: Vice President

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, P & O Princess Cruises PLC certifies that it has reasonable grounds to believe that all the requirements for filing on Form F-6 are met and has duly caused this Post-Effective Amendment to Registration Statement on Form F-6 to be signed on its behalf by the undersigned, thereunto duly authorized on April 14, 2003.


                                  P & O PRINCESS CRUISES PLC



                                  By: /s/ Nicholas L. Luff
                                     ------------------------------------
                                  Name: Nicholas L. Luff
                                  Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to Registration Statement on Form F-6 has been signed by the following persons in the capacities indicated on April 14, 2003.




Name                                 Title
----                                 -----
                *                    Chairman of the Board
----------------------------------
The Lord Sterling of Plaistow CBE


                *                    Chief Executive Officer and Director
----------------------------------
Peter Ratcliffe


                *                    Deputy Chairman of the Board and Director
----------------------------------
Sir John Parker


                                     Chief Financial Officer and Director
----------------------------------
Nicholas L. Luff


/s/ Colin Rumble                     Group Financial Controller
----------------------------------
 Colin Rumble


                *                    Non-Executive Director
----------------------------------
for Peter Foy


                *                    Non-Executive Director
----------------------------------
for Baroness Hogg


/s/ Horst Rahe                       Non-Executive Director
----------------------------------
Horst Rahe

                *                    Authorized Representative in
----------------------------------   the United States
Mona Ehrenreich


*By: /s/ Nicholas L. Luff
    ------------------------------
    Nicholas L. Luff
    Power-of-Attorney

                                Index to Exhibits


                                                                    Sequentially
Exhibit                                                               Numbered
Number                                                                  Page
-------                                                             ------------
(a)  Form of Amended and Restated Deposit Agreement.

(e)  Rule 466 Certification